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                                                          EXHIBIT NO. 4(l)

                    FISCAL AND PAYING AGENCY AGREEMENT

                               dated as of

                              July 5, 1995

                                between

                       NATIONSBANK CORPORATION

                                   and

                    The Chase Manhattan Bank, N.A.,
                as Fiscal and Principal Paying Agent

                             US $500,000,000

                 Floating Rate Senior Notes, due 2000

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                         TABLE OF CONTENTS

1.   The Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
2.   Appointment of Agents . . . . . . . . . . . . . . . . . . . . .  3
3.   Closing Date, Exchange of Temporary Global Note . . . . . . . .  4
4.   Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
5.   Redemption. . . . . . . . . . . . . . . . . . . . . . . . . . .  9
6.   Surrendered Notes . . . . . . . . . . . . . . . . . . . . . . . 10
7.   Mutilated, Destroyed, Stolen or Lost Notes. . . . . . . . . . . 10
8.   Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
9.   Agreements Concerning Agents. . . . . . . . . . . . . . . . . . 11
10.  Offices, Resignation, Successors, Etc. of Agents. . . . . . . . 14
11.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
12.  Meetings and Votes of Holders . . . . . . . . . . . . . . . . . 16
13.  Modifications, Etc. . . . . . . . . . . . . . . . . . . . . . . 20
14.  Further Issuances . . . . . . . . . . . . . . . . . . . . . . . 21
15.  Merger, Consolidation or Sales of Assets. . . . . . . . . . . . 21
16.  Stockholders, Officers and Directors of the
     Corporation Exempt from Individual Liability. . . . . . . . . . 22
17.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . 23
18.  Amendments. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
19.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
20.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 24
21.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

EXHIBIT A
EXHIBIT B
SCHEDULE I
SCHEDULE II
EXHIBIT C
EXHIBIT D
EXHIBIT E

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     FISCAL AND PAYING AGENCY AGREEMENT, dated as of July 5, 1995 (this
"Agreement"), by and among NATIONSBANK CORPORATION, a corporation duly organized and validly existing under the laws of the State of North Carolina (the "Corporation"), and The Chase Manhattan Bank, N.A., London Branch, as Fiscal and Principal Paying Agent (the "Fiscal and Principal Paying Agent"), and The Chase Manhattan Bank Luxembourg, S.A., as paying agent (a duly appointed "Paying Agent"), relating to the Corporation's U.S. $500,000,000 aggregate principal amount of Floating Rate Senior Notes, due 2000 (the "Notes").

     1. The Notes. (a) The Corporation has, by a Subscription Agreement, dated July 3, 1995 (the "Subscription Agreement"), among the Corporation and the several managers named in Schedule I thereto (the "Managers"), agreed to issue the Notes. The Notes will constitute direct and unsecured senior obligations of the Corporation, ranking pari passu with each other and with all present and future unsecured and unsubordinated indebtedness of the Corporation. Pursuant to the Subscription Agreement, the Managers may resell the Notes to persons who are not "U.S. Persons" (as such term is defined in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended
(the "Securities Act") in transactions that meet the requirements of Regulation S (the "Offering").

     (b) The Notes will initially be issued in the form of a temporary global note, in bearer form without interest coupons, substantially in the form of Exhibit A hereto (the "Temporary Global Note"), in a principal amount equal to the initial aggregate principal amount of the Notes. As hereinafter provided, interests in the Temporary Global Note will be exchangeable for interests in a permanent global note (the "Permanent Global Note") in bearer form without interest coupons, substantially in the form of Exhibit
B hereto, held by the Common Depositary (as defined below). In certain limited circumstances interests in the Permanent Global Note will be exchangeable for definitive notes (the "Definitive Notes"), in bearer form, with interest coupons (the "Coupons") attached, substantially in the form of Exhibit C hereto, as provided in Section 3(g), and in the denominations specified on the reverse of the Definitive Note set forth in Exhibit C.

     (c) The Corporation shall obtain an ISIN number and a Common Code number for the Notes.

     (d) The term "Notes" as used in this Agreement shall include the Permanent Global Note, the Definitive Notes and the Coupons and, as the case may be, the Temporary Global Note. The term "Global Note" as used in this

Agreement shall include both the Temporary Global Note and the Permanent Global

Note, each of

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which is a "Global Note." The term "Holders" or "Noteholders" as used in this
Agreement shall mean the several persons who are for the time being the holders of the Notes, which expression shall, while the Notes are represented by a Global Note, mean (other than with respect to the payment of principal and interest on the Notes, the right to which shall be vested as against the Corporation solely in the bearer of such Global Note in accordance with and subject to its terms) the persons for the time being shown in the records of Euroclear (as defined below) or Cedel (as defined below) (other than Cedel, if Cedel shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Cedel) as the Holders of particular principal amounts of Notes (in which regard any certificate or other document issued by Euroclear or Cedel as to the principal amount of Notes standing to the credit of the account of any person shall be conclusive and binding for all purposes).

     (e) In compliance with United States tax laws and regulations, the Notes may not be offered or sold during the 40-day period beginning on the Closing Date (as hereinafter defined) or at any time if part of a Manager's unsold allotment (the "Restricted Period") to a person who is within the United States or to a United States Person other than (a) foreign branches of United States financial institutions if such institutions agree in writing to comply with the requirements of Section 165(j)(3)(A), (B), or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, (b) United States offices of exempt distributors, or (c) United States offices of international organizations or foreign central banks. United States tax laws and regulations also require that the Notes in bearer form not be delivered within the United States. For purposes of this paragraph (e), terms are defined as such terms are defined for purposes of United States Treasury Regulation Section 1.163-5(c)(2)(i)(D) (the "D Rules").

     (f) The Notes may be redeemed by the Corporation as provided in Section 5 of the Conditions (as defined below) and Section 5 hereof. The Permanent Global Note and the Temporary Global Note shall contain such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistent herewith, be determined by the officer of the Corporation executing such Notes, as evidenced by his execution of such Note.

     (g) References in this Agreement to the "Conditions" are to the terms and conditions of the Notes as set out on the reverse side of the form of Definitive Note included as Exhibit C hereto.

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     2. Appointment of Agents.

     (a) The Corporation hereby appoints The Chase Manhattan Bank, N.A., at its principal corporate trust office in London at Woolgate House, Coleman Street, London EC2P 2HD, United Kingdom, as its fiscal and principal paying agent in respect of the Notes upon the terms and subject to the conditions herein set forth. The Chase Manhattan Bank, N.A. and its successor or successors as such fiscal and paying agent qualified and appointed in accordance with this section are herein called the "Fiscal and Principal Paying Agent." The Fiscal and Principal Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority, acceptable to it, to act on behalf of the Corporation as the Corporation may hereafter grant to or confer upon it in writing.

     (b) The Corporation may, in its discretion, appoint one or more agents outside the United States and its possessions (each a "Paying Agent") for the payment (subject to applicable laws and regulations) of the principal of and any interest and Additional Amounts, if any, (as defined in Section 4 of the Conditions) on the Notes. The Corporation hereby appoints The Chase Manhattan Bank Luxembourg, S.A., at its office in Luxembourg at 5 rue Plaetis, L-2338 Luxembourg-Grund, as its Paying Agent in Luxembourg. Each Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Notes, and such further powers and authority, acceptable to it, to act on behalf of the Corporation as the Corporation may hereafter grant to or confer upon it in writing. As used herein, "paying agencies" shall mean paying agencies maintained by a Paying Agent on behalf of the Corporation as provided elsewhere herein.

     (c) The Fiscal and Principal Paying Agent may, with the written consent of the Corporation, appoint by an instrument or instruments in writing (in form and substance satisfactory to the Corporation) one or more agents for the authentication of Notes on its behalf (each, an "Authenticating Agent") and may, with such written consent, vary or terminate any such appointment upon written notice and approve any change in the office through which any such Authenticating Agent may act. The Corporation may also terminate any such appointment at any time by written notice to the Fiscal and Principal Paying Agent and the Authenticating Agent whose appointment is to be terminated. Each such Authenticating Agent shall accept such appointment pursuant to an instrument or instruments in writing (in form and substance satisfactory to the Corporation) and shall agree to act as an Authenticating Agent pursuant to the terms and conditions of this Agreement.

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     (d) The Corporation may, in its discretion, appoint one or more agents to calculate and determine the rate and amount of interest payable in connection with the Notes (each, an "Agent Bank"). Initially, The Chase Manhattan Bank, N.A., London Branch, is appointed to serve in such capacity. An Agent Bank Agreement, entered into between the Corporation and the Agent Bank, will set forth the terms of such appointment.

     3. CLOSING DATE; EXCHANGE OF TEMPORARY GLOBAL NOTE.

     (a) At any time and from time to time after the execution and delivery of this Agreement, the Corporation may deliver outside the United States Notes executed by the Corporation in accordance with this Agreement to the Fiscal and Principal Paying Agent for authentication (or cause an Authenticating Agent to authenticate on its behalf) together with an officer's certificate of the Corporation directing such authentication, and the Fiscal and Principal
Paying Agent shall thereupon authenticate (or cause to be authenticated) and make such Notes available for delivery upon and in accordance with the written order of the Corporation. No Note shall be valid or enforceable for any purpose unless and until the certificate of authentication thereon shall have been manually signed by a duly authorized signatory of the Fiscal and Principal Paying Agent or Authenticating Agent or an attorney-in-fact duly appointed pursuant to a valid power of attorney and such duly executed certificate of authentication on any Note shall be conclusive evidence that the Note has been duly authenticated and delivered hereunder.

     The Corporation shall initially execute and deliver on July 5, 1995 (the "Closing Date"), the Temporary Global Note and the Permanent Global Note to the Fiscal and Principal Paying Agent outside the United States, and the Fiscal and Principal Paying Agent, shall, upon the written order of the Corporation, authenticate or cause to be authenticated the Temporary Global Note and the Permanent Global Note and deliver the Temporary Global Note to a common depositary outside the United States (the "Common Depositary") for the benefit of Morgan Guaranty Trust Corporation of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and for Cedel Bank, societe anonyme ("Cedel"). Euroclear or Cedel, as the case may be, will credit each subscriber of Notes with a principal amount of Notes equal to the principal amount thereof for which it has subscribed and paid. The Fiscal and Principal Paying Agent shall retain the Permanent Global Note for the account of the Corporation until instructed with the Common Depositary in accordance with paragraph (b) of this
Section 3, to exchange such Permanent Global Note for the Temporary Global Note held by the Common Depositary.

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     (b) On or after a date which is 40 days after the later to occur of the commencement of the Offering or the Closing Date (the "Exchange Date"), the Corporation shall instruct the Fiscal and Principal Paying Agent to make the Permanent Global Note available to be exchanged for the Temporary Global Note. If Notes are issued pursuant to Section 14 hereof (any such Notes being referred to herein as "Additional Notes") prior to the Exchange Date, the Exchange Date shall be deferred to a date not earlier than 40 days after the later of the commencement of the offering of such Additional Notes and the closing date for such Additional Notes. No interest in the Temporary Global Note or the Permanent Global Note shall be exchangeable for definitive notes except as provided herein.

     (c) On or after the Exchange Date, the interest of a beneficial owner of Notes represented by the Temporary Global Note shall be exchanged for an interest in the Permanent Global Note when such beneficial owner, or, if other than such beneficial owner, the holder of the account through which such beneficial owner's interest is held, instructs Euroclear or Cedel, as the case may be, to request such exchange on his behalf and (i) upon delivery by the account holder to Euroclear or Cedel, as the case may be, of a certificate substantially in the form set forth in Exhibit E hereto, copies of which certificate shall be available at the offices of Euroclear and Cedel and the Fiscal and Principal Paying Agent, and (ii) upon delivery by Euroclear or Cedel, as the case may be, to the Fiscal and Paying Agent of a certificate or certificates substantially in the form set forth in Exhibit D hereto.
Upon receipt of the certificate or certificates provided for in the preceding sentence and upon presentation to it of the Temporary Global Note by the Common Depository, the Fiscal and Principal Paying Agent shall exchange the interest in the Temporary Global Note covered by such certification for an interest in the Permanent Global Note. No interest shall be paid with respect to any Note represented by the Temporary Global Note to any Holder until the foregoing certification has been provided to Euroclear or Cedel, as the case may be, and no interest shall be paid to Euroclear or Cedel until the foregoing certification has been provided to the Fiscal and Principal Paying Agent. No interest in the Temporary Global Note shall be exchanged for an interest in the Permanent Global Note prior to the Exchange Date. The Temporary Global Note, Permanent Global Note and any Notes in definitive form with coupons attached will be delivered only outside the United States (including any state of the United States and the District of Columbia), its territories or its possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

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     (d) Upon any such exchange of a portion of the Temporary Global Note for an interest in the Permanent Global Note, the Temporary Global Note shall be endorsed by the Fiscal and Principal Paying Agent to reflect the reduction of its principal amount by an amount equal to the amount so exchanged and the Permanent Global Note shall be similarly endorsed to reflect the increase of the principal amount evidenced thereby, whereupon its principal amount shall be increased for all purposes by the amount so exchanged. Until so exchanged in full, the Temporary Global Note shall in all respects be entitled to the same benefits under this agreement as the Permanent Global Note authenticated and delivered hereunder, except that neither the holder thereof nor the beneficial owners of the Notes represented thereby shall be entitled to receive payment of interest thereon. Any exchange of an interest in the Temporary Global Note for an interest in the Permanent Global Note pursuant to this Section shall be free of charge.

     (e) The delivery to the Fiscal and Principal Paying Agent by the Euroclear Operator or Cedel of any certificate referred to above may be relied upon by the Corporation and the Fiscal and Principal Paying Agent as conclusive evidence that a corresponding certificate or certificates has or have been delivered to the Euroclear Operator or Cedel pursuant to the terms of this Agreement.

     (f) Promptly after the Temporary Global Note has been exchanged in full, it shall be surrendered by the Common Depositary to the Fiscal and Principal Paying Agent, as the Corporation's agent.

     (g) Interests in the Permanent Global Note will be exchangeable for Definitive Notes with Coupons attached only if: (i) an Event of Default (as defined in the Conditions) occurs and is continuing, or (ii) the Corporation is notified that either Euroclear or Cedel has been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) after the original issuance of the Notes or has announced an intention permanently to cease business or has in fact done so and no alternative clearance system approved by the Holders of the Notes is available, or (iii) the Corporation, after notice to the Fiscal and Principal Paying Agent, determines to issue Notes in definitive form.

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     4. PAYMENT.

     (a) In order to provide for the payment of the principal of and interest on and any Additional Amounts on the Notes as the same shall become due and payable, the Corporation shall pay to the Fiscal and Principal Paying Agent at its office in London, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts therein, and in same-day funds, the following amounts (and the Corporation shall give notice to the Fiscal and Principal Paying Agent at least one full Business Day, as defined herein, prior to the date payment is due to the Fiscal and Principal Paying Agent as to the means of such payment, if other than by wire transfer), to be held and applied by the Paying Agent as hereinafter set forth:

     (i) The Corporation shall pay to the Fiscal and Principal Paying Agent by 11:00 A.M., New York time, on each interest payment date in same-day funds an amount sufficient to pay the interest due on (and Additional Amounts, if any, on) all the Notes outstanding on such interest payment date, and the Fiscal and Principal Paying Agent shall apply the amounts so paid to it to the payment of such interest (and Additional Amounts, if any) on such interest payment date.

     (ii) If the Corporation shall elect to redeem the Notes in accordance with
Section 5 hereof, the Corporation will pay to the Fiscal and Principal Paying Agent on the Business Day immediately prior to the date fixed for redemption thereof in same-day funds an amount sufficient (with any amount then held by the Fiscal and Principal Paying Agent and available for that purpose) to pay the redemption price of the Notes called for redemption on the redemption date or entitled to be redeemed, together with accrued interest thereon (and Additional Amounts, if any, thereon) to the date fixed for redemption if such redemption date occurs on an interest payment date, and the Fiscal and Principal Paying Agent shall apply such amount to the payment of the redemption price and accrued interest (and Additional Amounts, if any) in accordance with the Conditions.

     (iii) By no later than 11:00 A.M., New York time, on the maturity date of the Notes, the Corporation shall pay to the Fiscal and Principal Paying Agent in same-day funds an amount which, together with any amounts then held by the Fiscal and Principal Paying Agent, and available for payment thereof, shall be equal to the entire amount of principal and interest (and Additional Amounts, if any) to be due on such maturity date on all the Notes then outstanding, and the Fiscal and Principal Paying Agent shall apply such amount to the payment of the principal of and interest on (and Additional Amounts, if any, on) the Notes in accordance with the Conditions.

     (iv) In connection with any payments made pursuant to this clause (a), the Corporation shall direct the bank through which such payment shall be made to provide to the Fiscal and Principal Paying Agent by 10:00 a.m. (London time) two Business Days prior to the due date for any such payment an irrevocable confirmation, by tested telex or authenticated SWIFT MT100 message, of the Corporation's intent to make such payment.

     (b) The Fiscal and Principal Paying Agent shall arrange directly with any Paying Agent who may have been appointed by the provisions of Section 2 hereof for the payment from funds so paid by the Corporation of the principal of and any interest on the Notes outside the United States as set forth herein and in the Conditions. Notwithstanding the foregoing, if the Corporation so notifies the Fiscal and Principal Paying Agent, the Corporation may provide directly to a Paying Agent funds for the payment of the principal and interest payable on any Notes under an agreement with respect to such funds containing substantially the same terms and conditions set forth in this Section 4 and in
Section 9 hereof, and the Fiscal and Principal Paying Agent shall have no responsibility whatsoever with respect to any funds so provided by the Corporation to any such Paying Agent. If for any reason the amounts received by the Fiscal and Principal Paying Agent or any funds provided directly to a Paying Agent as set forth in the previous sentence shall be insufficient to satisfy all claims for principal and interest then due and payable on the Notes presented to it, the Fiscal and Principal Paying Agent or such Paying Agent, as the case may be, shall not be bound to pay any such claim until (i) it has received the full amount of the moneys then due and payable in respect of such Notes or (ii) other arrangements satisfactory to it have been made.

     (c) At least 15 days prior to the date on which any payment of Additional Amounts shall be required to be made pursuant to Section 4 of the Conditions, the Corporation will furnish each Paying Agent of the Corporation and the Fiscal and Principal Paying Agent with a certificate of one of its duly authorized officers instructing the Fiscal and Principal Paying Agent and each other paying agency of the Corporation as to the amounts required (i) to be deducted or withheld for or on account of any taxes described in Section 4 of the Conditions from a payment to be made on that date and (ii) to be paid to each Holder of Notes as Additional Amounts pursuant to that Section. If the foregoing amounts are not uniform for all Holders, then the Corporation's certificate shall specify by country of residence or other factor the amounts required to be deducted or withheld and to be paid as Additional Amounts for each Holder or class of Holders of the Notes. In the absence of its receipt of any such certificate from the Corporation, the Paying Agent may make payment without deduction or withholding. The Corporation hereby agrees to indemnify the Paying Agent, each other paying agency of the Corporation and the Fiscal and Principal Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part, arising out of or in connection with actions taken or omitted by any of them in reliance on any certificate furnished pursuant to this Section.

     (d) Subject to the foregoing provisions of this Section 4, each Note delivered under this Agreement, or in exchange for, or in lieu of any other Note shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

     (e) Notwithstanding anything in this Section to the contrary, if any payment of interest or principal (and Additional Amounts, if any) is due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day, with the same effect as if made on the day such payment was due and no interest will accrue for the period after such interest or principal payment date. A "Business Day" shall mean any day on which commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in New York, London and Luxembourg.

     5. REDEMPTION. If, under the circumstances described in Section 5 of the Conditions, the Corporation shall elect to redeem the outstanding Notes
(in whole or in part):

     (a) The Corporation shall give notice to the Agents (as defined in Section 9 hereof) of its election to redeem the Notes; the Fiscal and Principal
Paying Agent shall cause to be published on behalf of and at the expense of the Corporation any notice of redemption in accordance with the provisions of
Section 5 of the Conditions. The Fiscal and Principal Paying Agent shall send a copy of such notice of redemption to the Corporation and each other paying agency of the Corporation.

     (b) Where partial redemptions are to be effected when there are Definitive Notes outstanding, the Fiscal and Principal Paying Agent will select by lot the Notes to be redeemed from the outstanding Notes in compliance with all applicable laws and stock exchange requirements and deemed by the Fiscal and Principal Paying Agent to be appropriate and fair; and where partial redemptions are to be effected when there are no Definitive Notes outstanding, the rights of Holders will be governed by the standard provisions of Euroclear and Cedel.

Notice of any partial redemption and, when there are Definitive Notes outstanding, of the serial numbers of the Notes so drawn will be given by the Fiscal and Principal Paying Agent to the Holders of the Notes in accordance with the terms of the Notes and this Agreement.

     (c) Immediately prior to the date on which any notice of redemption is to be given to the Holders of the Notes, the Corporation shall deliver to the Fiscal and Principal Paying Agent a certificate stating that the Corporation is entitled to effect such redemption and setting forth in reasonable detail a statement of facts showing that all conditions precedent to such redemption have occurred or been satisfied and shall comply with all notice requirements provided for in the Conditions.


     6. SURRENDERED NOTES. All Notes and Coupons surrendered for payment, redemption, retirement or exchange shall be delivered outside the United States to the Fiscal and Principal Paying Agent. In any such case, the Fiscal and Principal Paying Agent shall cancel all Notes and Coupons not previously canceled and shall dispose of such canceled Notes and Coupons (unless otherwise previously requested by the Corporation). Upon such destruction, the Fiscal and Principal Paying Agent shall provide the Corporation with a certificate to such effect if so requested by the Corporation.

     7. MUTILATED, DESTROYED, STOLEN OR LOST NOTES. The Fiscal and Principal Paying Agent is hereby authorized, in accordance with the Conditions and this Section, from time to time to authenticate and deliver outside the United States Notes and Coupons in exchange for or in lieu of Notes and Coupons that become mutilated, destroyed, stolen or lost, upon receipt of such indemnity (including the posting of a bond at the expense of a claimant) and such other documents or proof as may be required in form and substance satisfactory to the Fiscal and Principal Paying Agent and the Corporation. Every Note or Coupon authenticated and delivered in exchange for or in lieu of any such Note or Coupons shall be considered the obligation of the Corporation and shall carry all the rights to interest accrued and unpaid and to accrue which were carried by such Note or Coupon. Upon the issuance of any substitute Notes or Coupons, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Fiscal and Principal Paying Agent) connected therewith.

     8. SIGNATURES. Notes shall be executed on behalf of the Corporation by its Chairman of the Board and Chief Executive Officer or Chief Financial Officer, any Vice President or Associate General Counsel (and any of these being hereinafter referred to as an "Authorized Officer"). Such signatures may be the manual or facsimile signatures of the current or any future such officers. Any signature in facsimile may be imprinted or otherwise reproduced on the Notes. The Corporation may adopt and use the signature or facsimile signature of any Authorized Officer, notwithstanding the fact that at the time the Notes shall be authenticated and delivered, or disposed of, such Authorized Officer shall have ceased to have held such office by virtue of which such Authorized Officer so executed such security.

     9. AGREEMENTS CONCERNING AGENTS. Each of the Fiscal and Principal Paying Agent and any other Paying Agent (each of which is referred to herein as an "Agent") accepts its appointment and its obligations herein and in the Notes, upon the terms and conditions hereof and thereof, including the following, to all of which the Corporation agrees and to all of which the rights hereunder of the Holders from time to time of the Notes shall be subject:

          (a) Each of the Agents shall be entitled to reasonable compensation for all services rendered by such Agent, as separately agreed to from time to time by the Corporation and such Agent, and the Corporation agrees to pay promptly such compensation and to reimburse each of the Agents for the reasonable out-of-pocket expenses (including, but not limited to, reasonable counsel fees and expenses) incurred by such Agent in connection with the services rendered by it hereunder. The Corporation also agrees to indemnify each of the Agents and its officers, employees and agents for, and to hold it harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability, including the reasonable fees and expenses of its counsel) incurred without gross negligence or bad faith on the part of such Agent or its officers, employees or agents, arising out of or in connection with its acting as an Agent of the Corporation hereunder. The obligations of the Corporation under this paragraph (a) shall survive payment of the Notes or the resignation or removal of any Agent.

          (b) In acting under this Agreement and in connection with the Notes, each of the Agents of the Corporation is acting solely as agent of the Corporation, and does not assume any obligation, or relationship of agency or trust, for or with any of the owners or Holders of the Notes, except that all funds held by the Agents for payment of principal of or interest on (and Additional Amounts, if any, on) the Notes shall be held in trust but need not be segregated from other funds except as required by law and as set forth herein and in the Notes, and shall be applied as set forth herein and in the Notes; provided, however, that monies paid by the Corporation to an Agent for the payment of principal of or interest on (and Additional Amounts, if any, on) Notes remaining unclaimed at the end of two years after such principal or interest (and Additional Amounts, if any) shall have become due and payable shall be repaid to the Corporation without interest, whereupon the aforesaid trust shall terminate and all liability of any Agent with respect thereto shall cease. Thereafter, the Holder of such Note shall, as an unsecured general creditor, look only to the Corporation for payment thereof.

          (c) Each of the Agents may consult with one or more counsel satisfactory to it (including counsel to the Corporation), and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

          (d) Each of the Agents shall be protected and shall incur no liability for or in respect of any action taken, omitted or suffered by it in reliance upon any Note, notice, direction, consent, certificate, affidavit, statement or other paper or document believed in good faith by such Agent to be genuine and to have been signed by the proper party or parties.

          (e) Each of the Agents, its officers, directors and employees may become the owner of, or acquire any interest in, any Notes, with the same rights that it would have if it were not an Agent hereunder, and may engage or be interested in any financial or other transaction with the Corporation and its affiliates and may act on, or as depositary, trustee or agent for, any committee or body of Holders of Notes or other obligations of the Corporation, as freely as if it were not an Agent.

          (f) The Fiscal and Principal Paying Agent shall not be under any liability for interest on, or have any responsibility to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Notes.

          (g) The recitals contained herein and in the Notes (except in the Fiscal and Principal Paying Agent's certificates of authentication), shall be taken as the statements of the Corporation, and the Agents assume no responsibility for the correctness of the same. None of the Agents makes any representation as to the validity or sufficiency of this Agreement or the Notes or the Corporation's Offering Circular dated July 3, 1995, or any other offering material, except for such Agent's due authorization to execute this Agreement. The Agents shall not be accountable for the use or application by the Corporation of the proceeds of any Notes.

          (h) The Agents shall be obligated to perform such duties and only such duties as are herein and in the Notes specifically set forth and no implied duties or obligations shall be read into this Agreement or the Notes against the Agents. The Agents shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment or reimbursement of which within a reasonable time is not, in its reasonable opinion, assured to it through surety or other indemnity satisfactory to such Agents.

          (i) Unless herein or in the Notes otherwise specifically provided, any order, certificate, notice, request, direction, or other communication, from the Corporation made by or given by it under any provision of this Agreement shall be in writing and shall be sufficient if signed by an Authorized Officer.

          (j) Anything in this Agreement to the contrary notwithstanding, none of the Agents shall incur any liability hereunder, except as a result of gross negligence or bad faith attributable to them or their officers or employees, and shall incur no liability for the gross negligence or bad faith of their agents appointed by them with due care; provided that the Agents shall notify the Corporation of the appointment of any such agents.

          (k) Except as specifically provided herein or in the Notes, none of the Agents shall have any duty or responsibility in case of any default by the Corporation in the performance of their obligations (including, without limiting the generality of the foregoing, any duty or responsibility to accelerate all or any of the Notes or to initiate or to attempt to initiate any proceedings at law or otherwise or to make any demand for the payment thereof upon the Corporation).

          (l) Any Agent may act hereunder through its officers, employees, agents and attorneys. No Agent shall ever be required to post a bond in connection with the providing of its services hereunder. No Agent shall be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part thereof, the form or execution thereof or the identity or authority of any person executing or acting under it. In no event shall any Agent's liability include any special, consequential, punitive or indirect loss or damage which the Corporation may incur or suffer in connection with this Agreement. In no event shall an Agent be responsible for the Corporation's attorneys' fees. Each Agent shall be protected in this Agreement in acting upon any written notice, request, waiver, consent, certificate, authorization, power of attorney or other paper or documents that such Agent in good faith believes to be genuine and what it purports to be and may assume any person purporting to give any written notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

     10. OFFICES, RESIGNATION, SUCCESSORS, ETC. OF AGENTS.

          (a) So long as there shall be a Fiscal and Principal Paying Agent hereunder, the Corporation shall maintain agencies outside the United States where interests in Notes may be surrendered for payment (and for the payment of Additional Amounts, if any), which shall include an agency in Luxembourg so long as the Notes are listed on the Luxembourg Stock Exchange (the "LSE") and the rules of such exchange shall so require. The Corporation now intends to maintain additional agencies (subject to applicable laws and regulations) where an interest in the Permanent Global Note may be surrendered for payment (and for the payment of Additional Amounts, if any), in London, England and Luxembourg, and during such period to keep the Agents advised of the names and locations of such agencies. Unless the Corporation shall otherwise notify each of the Agents in writing, the sole such paying agencies shall be the agencies specified in the Notes. If at any time the Corporation shall fail to maintain any such required office or agency outside the United States and, so long as the Notes are listed on the LSE, and the rules of the LSE so require, in Luxembourg, or shall fail to furnish the Fiscal and Principal Paying Agent with the address thereof, presentations and surrenders of the Notes for payment may be made at the principal office of the Fiscal and Principal Paying Agent in London. The Corporation agrees that it will maintain at all times an office or agency in New York City for the purpose of receiving notices and demands (other than demands for payment) from the Holders of the Notes, but not for the purpose of making payments in respect of the Notes.

          (b) The Fiscal and Principal Paying Agent or any other Paying Agents may at any time resign by giving written notice to the Corporation of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be less than 30 days after receipt of such notice by the Corporation unless the Corporation agrees to accept less notice. The Fiscal and Principal Paying Agent may be removed at any time by filing with it at least 30 days prior to the date of such proposed removal, an instrument in writing signed by an Authorized Officer on behalf of the Corporation and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Corporation, as hereinafter provided, of a successor Fiscal and Principal Paying Agent or other Paying Agent of the Corporation, as the case may be, and the acceptance of such appointment by such successor Fiscal and Principal Paying Agent provided that if the Fiscal and Principal

Paying Agent or any other Paying Agent has attempted to resign and a successor has not been appointed within 60 days, such Fiscal and Principal Paying Agent or any other Paying Agent shall have the right to appoint a successor Fiscal and Principal Paying Agent or any other Paying Agent provided that such successor shall be of international repute. At the time of its resignation or removal, the Fiscal and Principal Paying Agent shall be entitled to the payment by the Corporation of its compensation for the services rendered hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered hereunder. All protections and indemnities benefitting the Fiscal and Principal Paying Agent (and any other indemnified party hereunder) are cumulative of any other rights it (or they) may have by law or otherwise, and shall survive the termination of this Agreement or the resignation or removal of such Fiscal and Principal Paying Agent.

          (c) In case at any time any of the Agents shall resign, or shall be removed, or shall be incapable of acting, or shall file a voluntary petition as a debtor under Chapter 7 or 11 of Title 11 of the United States Code or have an order for relief entered against it as a debtor under Chapter 7 or 11 of Title 11 of the United States Code or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if an order of any court shall be entered approving any petition filed by or against the Fiscal and Principal Paying Agent under any legislation similar to the provisions of Title 11 of the United States Code or against any of the Agents under the Provisions of any legislation similar to the Provisions of Title 11 of the United States Code, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Agent, qualified as aforesaid, shall be appointed by the Corporation by an instrument in writing. Upon the appointment as aforesaid of a successor Agent and acceptance by it of such appointment, the Agent so superseded shall cease to be such Agent hereunder. If no successor Agent shall have been so appointed by the Corporation and shall have accepted appointment as hereinafter provided, any Holder of a Note, on behalf of itself and all others similarly situated, or any Agent may petition any court of competent jurisdiction for the appointment of a successor Agent and shall promptly notify the Corporation of such action.

          (d) Any successor Fiscal and Principal Paying Agent or Paying
Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Corporation an instrument accepting such appointment hereunder, and thereupon such successor Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts,immunities, duties and obligations of such predecessor with like effect as if originally named as such Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Agent shall be entitled to receive, all monies, securities or other property on deposit with or held by such predecessor, as such Agent hereunder.

          (e) Any corporation or bank into which any of the Agents may be merged or converted, or any corporation or bank with which such Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which such Agent shall be a party, or any corporation or bank to which such Agent shall sell or otherwise transfer all or substantially all the assets and business of such Agent, or any corporation to which the Fiscal and Principal Paying Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, provided that it shall be qualified as aforesaid, shall be the successor to such Agent under this Agreement without the execution or filing of any document or any further act on the part of any of the parties hereto.


     11. TAXES. The Corporation will pay all stamp taxes and other similar duties, if any, that may be imposed by the United States of America, the

United Kingdom or Luxembourg or Hong Kong, or any state or political subdivision thereof or taxing authority therein, with respect to the execution or delivery of this Agreement, or the issuance of the Temporary

Global Note, or the exchange from time to time of interests in the Temporary

Global Note for an interest in the Permanent Global Note, or the exchange of an interest in the Permanent Global Note for a Definitive Note, if available.


     12. MEETINGS AND VOTES OF HOLDERS

          (A) A meeting of Holders of Notes may be called at any time and from time to time pursuant to this Section 12 for any of the following purposes: (i) to give any notice to the Corporation or to the Fiscal and

Principal Paying Agent, or to give any directions to the Fiscal and Principal

Paying Agent, or to consent to the waiving of any default hereunder or under the Notes and its consequences, or to take any other action authorized to be taken by Holders of Notes pursuant to
Section 9 of the Conditions; or (ii) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Agreement, the Conditions or under applicable law.

          (b) Meetings of Holders of Notes may be held at such place or places in the City of New York or London as the Fiscal and Principal Paying Agent or, in case of its failure to act, the Corporation or the Holders calling the meeting shall from time to time determine.

          (c) The Fiscal and Principal Paying Agent may at any time call a meeting of Holders of Notes to be held at such time and at such place in any of the locations designated in Section 12(b) hereof as the Fiscal and Principal Paying Agent shall determine. Notice of every meeting of Holders shall be published on behalf and at the expense of the Corporation in accordance with Section 14 of the Conditions. Such notice shall set forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be published at least twice, the first publication to be not less than 21 nor more than 180 days prior to the date fixed for the meeting.

          (d) In case at any time the Corporation or the Holders of at least 33% in aggregate principal amount of the Notes outstanding shall have requested the Fiscal and Principal Paying Agent to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Fiscal and Principal Paying Agent shall not have given the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Corporation or Holders of Notes in the amount above specified may determine the time and the place in either of the locations designated in Section 12(b) hereof for such meeting and may call such meeting to take any action authorized in Section 12(a) hereof by giving notice thereof as provided in Section 12(c) hereof.

          (e) To be entitled to vote at any meeting of Holders of Notes, a person shall be (i) a Holder of one or more Notes, or (ii) a person appointed by an instrument in writing as proxy for a Holder or Holders of Notes by such Holder or Holders, which proxy need not be a Holder of Notes. The only persons who shall be entitled to be present or to speak at any meeting of Holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Fiscal and Principal Paying Agent and its counsel and any representatives of the Corporation and its counsel.

          (f) The persons entitled to vote a majority in principal amount of the outstanding Notes shall constitute a quorum for the transaction of all business specified in Section 12(a) hereof. No business shall be transacted in the absence of a quorum unless a quorum is represented when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the Holders of Notes (as provided in Section 12(d) hereof), be dissolved. In any other case the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12(c) hereof except that such notice need be published only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the persons entitled to vote 33% in principal amount of the Notes shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Notes that shall constitute a quorum.
At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by Section 9(b) of the Conditions) shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the Notes represented and voting at such meeting, provided that such amount shall be not less than 33% in principal amount of the Notes outstanding. Any Holder of a Note who has executed and delivered an instrument in writing appointing a person as his proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, however, that such Holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing.
Any resolution effectively passed or decision taken at any meeting of the Holders of Notes duly held in accordance with this Section 12 shall be binding on all Holders of Notes whether or not present or represented at the meeting and whether or not notation of such decision is made upon the Notes.

          (g) Notwithstanding any other provision of this Agreement, the Fiscal and Principal Paying Agent may make such reasonable regulations as it may deem advisable for any meeting of Holders of Notes in regard to proof of the holding of Notes and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved by the production of the Notes or by a certificate executed, as depositary, by, and the appointment of any proxy shall be proved by having the signature of the person executing the proxy witnessed or guaranteed by, in each case, any trust company, bank or banker satisfactory to the Fiscal and Principal Paying Agent. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified herein or other proof.

          (h) The Fiscal and Principal Paying Agent shall, by an instrument in writing, appoint a temporary chairperson and a temporary secretary of the meeting, unless the meeting shall have been called by the Corporation or by the Holders of Notes as provided herein and in the Notes, in which case the Corporation or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairperson and a temporary secretary. A permanent chairperson and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Notes represented at the meeting and entitled to vote.

          (i) At any meeting each Holder or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Notes challenged as not outstanding and ruled by the chairperson of the meeting to be not outstanding. The chairperson of the meeting shall have no right to vote, except as a Holder or proxy.

          (j) Any meeting of Holders of Notes duly called pursuant to
Section 12(c) or 12(d) hereof at which a quorum is present may be adjourned from time to time by vote of Holders (or proxies for Holders) of a majority in principal amount of the Notes represented at the meeting and entitled to vote; and the meeting may be held as so adjourned without further notice.

          (k) The vote upon any resolution submitted to any meeting of Holders of Notes shall be by written ballots on which shall be subscribed the signatures of Holders of Notes or of their representatives by proxy
(and the serial number or numbers of the Notes held or represented by them). The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Notes shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in
Section 12(c) or 12(d) hereof and, if applicable, Section 12(f) hereof.
Each copy shall be signed and verified by the affidavits of the chairperson and secretary of the meeting, and one such copy shall be delivered to the Corporation and another to the Fiscal and Principal Paying Agent to be preserved by the Fiscal and Principal Paying Agent, the copy delivered to the Fiscal and Principal Paying Agent to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

13. MODIFICATIONS, ETC.

          (a) The Corporation and the Fiscal and Principal Paying Agent may, without the approval of any Holders of Notes and Coupons, amend this Agreement or the Notes and Coupons to (i) evidence the succession of another corporation to the Corporation and the assumption by any such successor of the covenants of the Corporation in this Agreement or the Notes and Coupons, or (ii) add to the covenants of the Corporation for the benefit of the Holders of the Notes and the Coupons, or surrender any right or power conferred upon the Corporation, or (iii) relax or eliminate the restrictions on payment of principal or interest in respect of Notes or Coupons in the United States to the extent then permitted under applicable regulations of the U.S. Department of the Treasury, and provided no adverse tax consequences would result to the Holders of the Notes or Coupons, or
(iv) cure any ambiguity or correct or supplement any defective provision herein or therein or any provision that may be inconsistent with another provision herein or therein, or (v) permit further issuances of Notes in accordance with Section 14 hereof, or (vi) make any other provisions with respect to matters or questions arising under the Notes or this Agreement, provided such action pursuant to this clause (vi) shall not be inconsistent with the provisions of the Notes and shall not adversely affect the interests of the Holders of the Notes or Coupons.

          (b) It shall not be necessary for the vote or consent of Holders of Notes to approve the particular form of any proposed modification, amendment, supplement or action but it shall be sufficient if such consent shall approve the substance thereof.

     14. Further Issuances. The Corporation may from time to time without the consent of Holders of Notes undertake further issuances of notes with terms identical to the Notes except as to the issue date and the amount of the first payment of interest thereon. In connection with such issuance, the Corporation and the Fiscal and Principal Paying Agent shall enter into a supplemental agreement hereto that, if applicable, shall provide for the extension of the period during which interest in the Temporary Global Note may not be exchanged for interests in the Permanent Global Note in order to comply with Regulation S and applicable tax laws and regulations including the D Rules; provided, however, that no such further notes may be issued if to do so would extend the Exchange Date in respect of any Notes beyond the first Interest Payment Date (as defined in the form of Permanent
Global Note included as Exhibit B hereto) for such Notes. Upon the issuance of such notes in accordance herewith, such notes and the Notes shall form part of a single class and shall have identical rights and all references to the term "Notes" and "Coupons" hereunder shall be deemed to include such notes and the coupons appertaining thereto.

     15. Merger, Consolidation or Sale of Assets.

          (a) If at any time there shall be a merger, consolidation, sale or conveyance of assets or assumption of obligations to which any of the covenants contained in Section 7 of the Conditions pertains, then in any such event the successor or assuming corporation referred to therein will promptly deliver to the Fiscal and Principal Paying Agent:

               (i) a certificate signed by an Authorized Officer of such successor or assuming corporation stating that as of the time immediately after the effective date of any such transaction the covenants of the Corporation contained in the Permanent Global Note have been complied with and the successor or assuming corporation is not in default under the provisions of this Agreement or the Notes, as applicable; and

               (ii) a written opinion of legal counsel stating that in such such counsel's opinion the covenants of the Corporation contained in
         Section 7 of the Conditions have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof.

          In case of any such merger, consolidation, sale, conveyance or assumption, such successor or assuming corporation shall succeed to and be substituted for the Corporation with the same effect, subject to (in the case of a merger to which the Corporation is a party) Section 7(b) of the Conditions, as if it had been named herein and in the Permanent Global Note as the Corporation; the Corporation shall thereupon be relieved of any further obligation or liability hereunder or upon the Notes, and the Corporation, as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Upon the order of such successor or assuming corporation, instead of the Corporation, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Fiscal and Principal Paying Agent shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Corporation to the Fiscal and Principal Paying Agent for authentication, and any Notes which such successor or assuming corporation thereafter shall cause to be signed and delivered to the Fiscal and Principal Paying Agent for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Agreement as the Notes theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Notes had been issued at the date of the execution hereof.

          In case of any merger, consolidation, sale, conveyance or assumption, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

          (b) The Fiscal and Principal Paying Agent may rely on the documents delivered to it pursuant to this Agreement by any successor or assuming corporation pursuant to this Section 15 as conclusive evidence that any such merger, consolidation, sale, conveyance or assumption complies with the provisions of this Section and the Notes.

     16. Stockholders, Officers and Directors of the Corporation Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Agreement, or in any Note, or because of any indebtedness evidenced thereby, shall be had against any past, present or future stockholder, officer, director or employee, as such, of the Corporation or of any successor, either directly or through the Corporation or any successor, under any rule or law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Notes by the Holders thereof and as part of the consideration for the issue of the Notes.

     17. GOVERNING LAW. THIS AGREEMENT, THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     18. Amendments. This Agreement may be amended by the parties hereto, and certain provisions hereof may be waived, in the manner provided in Section 9 of the Conditions. This Agreement may also be amended by the parties hereto, without the consent of the Holder of any Note, for the purposes set forth in
Section 8 of the Conditions.

     19. Notices. All notices hereunder shall be deemed to have been given when deposited in the mail as first class mail, registered or certified, return receipt requested, postage prepaid, addressed to any party hereto as follows:

                              Address
The Corporation:              NationsBank Corporation
                              NationsBank Corporate Center
                              NC 1007-23-1
                              Charlotte, North Carolina 28255
                              Attn: Treasurer

                              with a copy to:

                              NationsBank Corporation
                              NationsBank Corporate Center
                              Legal Department
                              NC 1007-20-1
                              Charlotte, North Carolina 28255
                              Attn: Paul J. Polking,
                                    General Counsel

The Fiscal and Principal Paying Agent:

                               The Chase Manhattan Bank, N.A.
                               Woolgate House
                               Coleman Street
                               London EC2P 2HD
                               United Kingdom
                               Attn: Manager, Corporate Trust
                                     Operations

The Paying Agent:

                                The Chase Manhattan Bank
                                Luxembourg S.A.
                                5 rue Plaetis
                                L-2338 Luxembourg - Grund.

or at any other address of which any of the foregoing shall have notified the others in writing.

     So long as the Notes are represented by the Temporary Global Note or the Permanent Global Note, notices to Holders of the Notes may be given by delivery of the relevant notice to Euroclear and Cedel for communication by them to the relevant account holders and a common depositary; provided, however, that for so long as the Notes are listed on the LSE and the rules of such exchange shall so require, the Corporation shall also give notice by publication in a daily newspaper of general circulation in Luxembourg; and provided further that for so long as the Notes are listed on the Stock Exchange of Hong Kong (the "HKSE") and the rules of such exchange shall so require. The Corporation shall also give notice by publication in a daily newspaper of general circulation in Hong Kong. The corporation may, but need not, cause such notice to be given by publication in the Luxembourger Wort and in the South China Morning Post, for Luxembourg and Hong Kong, respectively.

     20. Counterparts. This Agreement may be executed in separate counterparts, and by each party separately in a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterparts shall together constitute but one and the same instrument.

     21. Headings. The descriptive headings appearing herein are for convenience of reference only and shall not alter, limit or define the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                         NATIONSBANK CORPORATION

                         By: /s/ John E. Mack
                         Name: John E. Mack
                         Title: Senior Vice President
                                and Treasurer

                         By or on behalf of
                         THE CHASE MANHATTAN BANK, N.A.
                           as Fiscal and Principal Paying Agent

                         By: /s/
                             Name: S. Kaufmann
                             Title: Senior Vice President

                         THE CHASE MANHATTAN BANK LUXEMBOURG S.A.
                           as Paying Agent

                         By: /s/
                             Name: S. Kaufman
                             Title: Senior Vice President